                                                                     Exhibit 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                        CENTILLIUM COMMUNICATIONS, INC.,

                           EUGENE ACQUISITION CORP.,

                                vENGINES, INC.,

                                      AND

                             PRINCIPAL STOCKHOLDERS

                                October 5, 2000

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE I THE MERGER............................................................................. 2
1.1      The Merger.............................................................................. 2
1.2      Effective Time.......................................................................... 2
1.3      Effect of the Merger.................................................................... 2
1.4      Certificate of Incorporation and Bylaws................................................. 2
1.5      Directors and Officers.................................................................. 3
1.6      Effect on Capital Stock................................................................. 3
1.7      Shares Subject to Vesting............................................................... 7
1.8      Dissenting Shares....................................................................... 7
1.9      Surrender of Certificates............................................................... 7
1.10     No Further Ownership Rights in Company Capital Stock.................................... 9
1.11     Lost, Stolen or Destroyed Certificates.................................................. 9
1.12     Tax and Accounting Consequences......................................................... 9
1.13     Taking of Necessary Action; Further Action.............................................. 9
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE INDIAN SUBSIDIARY.............. 10
2.1      Organization of the Company............................................................ 10
2.2      Company Capital Structure.............................................................. 11
2.3      Authority.............................................................................. 12
2.4      No Conflict............................................................................ 13
2.5      Consents .............................................................................. 13
2.6      Company Financial Statements........................................................... 13
2.7      No Undisclosed Liabilities............................................................. 14
2.8      No Changes............................................................................. 14
2.9      Tax Matters............................................................................ 16
2.10     Restrictions on Business Activities.................................................... 20
2.11     Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment......... 20
2.12     Intellectual Property.................................................................. 21
2.13     Agreements, Contracts and Commitments.................................................. 25
2.14     Interested Party Transactions.......................................................... 26
2.15     Governmental Authorization............................................................. 26
2.16     Litigation............................................................................. 27
2.17     Accounts Receivable.................................................................... 27
2.18     Minute Books........................................................................... 27
2.19     Environmental Matters.................................................................. 27

2.20     Brokers' and Finders' Fees; Third Party Expenses....................................... 28
2.21     Employee Benefit Plans and Compensation................................................ 28
2.22     Insurance.............................................................................. 32
2.23     Compliance with Laws................................................................... 32
2.24     Warranties; Indemnities................................................................ 32
2.25     Complete Copies of Materials........................................................... 32
2.26     Permit Application, Information Statement.............................................. 33
2.27     Powers of Attorney..................................................................... 33
2.28     Representations Complete............................................................... 33
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.................................... 33
3.1      Organization, Standing and Power....................................................... 34
3.2      Authority.............................................................................. 34
3.3      Capital Structure...................................................................... 34
3.4      No Conflict............................................................................ 35
3.5      Consents .............................................................................. 35
3.6      SEC Documents; Parent Financial Statements............................................. 35
3.7      Permit Application; Information Statement.............................................. 36
3.8      Tax-Free Reorganization................................................................ 36
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.................................................. 36
4.1      Conduct of Business of the Company..................................................... 36
4.2      No Solicitation........................................................................ 39
ARTICLE V ADDITIONAL AGREEMENTS................................................................. 40
5.1      Preparation of Permit Application/Information Statement................................ 40
5.2      Restrictions on Transfer............................................................... 41
5.3      Access to Information.................................................................. 41
5.4      Confidentiality........................................................................ 42
5.5      Expenses .............................................................................. 42
5.6      Public Disclosure...................................................................... 42
5.7      Consents .............................................................................. 42
5.8      FIRPTA Compliance...................................................................... 43
5.9      Reasonable Efforts..................................................................... 43
5.10     Notification of Certain Matters........................................................ 43
5.11     Additional Documents and Further Assurances............................................ 44
5.12     Affiliate Agreements................................................................... 44
5.13     Exemption from Federal Registration; California Blue Sky............................... 44
5.14     Company Options; Commission Filing..................................................... 45

5.15     Nasdaq National Market................................................................. 45
5.16     Termination of 401(k) Plan............................................................. 45
5.17     Employee Benefits...................................................................... 45
5.18     Employment Offers...................................................................... 45
5.19     Stockholder List....................................................................... 45
5.20     Private Resale......................................................................... 45
5.21     Non-Competition Agreement.............................................................. 46
5.22     No Solicitation by Parent.............................................................. 46
5.23     Approval of the Plan................................................................... 46
5.24     Directors' and Officers' Insurance..................................................... 46
ARTICLE VI CONDITIONS TO THE MERGER............................................................. 46
6.1      Conditions to Obligations of Each Party to Effect the Merger........................... 46
6.2      Conditions to the Obligations of Parent and Sub........................................ 47
6.3      Conditions to Obligations of the Company and the Principal Stockholders................ 49
ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION......................... 50
7.1      Survival of Representations, Warranties and Covenants.................................. 50
7.2      Recovery For Losses.................................................................... 51
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.................................................. 58
8.1      Termination............................................................................ 58
8.2      Effect of Termination.................................................................. 60
8.3      Amendment.............................................................................. 60
8.4      Extension; Waiver...................................................................... 60
8.5      Parent Investment in Company Upon Certain Termination Events........................... 60
ARTICLE IX GENERAL PROVISIONS................................................................... 65
9.1      Notices  .............................................................................. 65
9.2      Interpretation......................................................................... 66
9.3      Counterparts........................................................................... 66
9.4      Entire Agreement; Assignment........................................................... 66
9.5      Severability........................................................................... 67
9.6      Other Remedies......................................................................... 67
9.7      Governing Law.......................................................................... 67
9.8      Rules of Construction.................................................................. 67
9.9      Attorneys' Fees........................................................................ 67

                               INDEX OF EXHIBITS

     Exhibit        Description
     -------        -----------

     Exhibit A      Company Voting Agreement

     Exhibit B      Noncompetition Agreement

     Exhibit C      Certificate of Merger

     Exhibit D      Certificate of Incorporation of Surviving Corporation

     Exhibit E      Rule 145 Affiliate Agreement

     Exhibit F      Opinion of Pillsbury Madison & Sutro

     Exhibit G      Opinion of Wilson Sonsini Goodrich & Rosati

     Exhibit H      Proposed Terms of Convertible Note and Warrant

                              AGREEMENT AND PLAN
                                      OF
                                REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of October 5, 2000 by and among Centillium Communications, Inc., a Delaware corporation ("Parent"), Eugene Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), vEngines, Inc., a Delaware corporation (the "Company"), and the Principal Stockholders, as defined below).

                                  BACKGROUND

     A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of their respective companies and the stockholders of their respective companies that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding capital stock of the Company shall be converted into the right to receive the consideration upon the terms and conditions set forth herein.

     C. The Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     D. Concurrently with the execution and delivery of this Agreement, as material inducements to Parent and Sub to enter into this Agreement, (i) certain stockholders of the Company (the "Principal Stockholders") are entering into a Voting Agreement, in the form attached as Exhibit A (the "Company Voting
                                          ---------
Agreement"), with Parent, and (ii) certain key employees of the Company are entering into Noncompetition Agreements, in the form attached as Exhibit B (the
                                                                 ---------
"Noncompetition Agreements").

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1 The Merger. At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "Delaware Law"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time.  Unless this Agreement is terminated earlier pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place within two (2) business days, subject to the provisions set forth in Section 8.1(e), following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to as the "Closing Date." On the Closing Date, the parties shall cause the Merger to be consummated by filing an Certificate of Merger (or like instrument), in substantially the form attached hereto as Exhibit C, with the Secretary of State of the State of
                        ---------
Delaware (the "Certificate of Merger"), in accordance with the applicable provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filing shall be referred to as the "Effective Time").

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation and Bylaws.
          ---------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, the Certificate of Incorporation of Sub shall be amended and restated as set forth in Exhibit D, and shall be the Certificate of Incorporation of the
             ---------
Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in such Certificate of Incorporation, provided, that no such amendment or restatement shall diminish any right of indemnification extended to the Company's current directors under the Company's Certificate of Incorporation as in effect on the date hereof.

          (b) Unless otherwise determined by Parent prior to the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and such Bylaws, provided, that no right of indemnification extended to the directors or officers of the Company incumbent as of the date hereof under the Bylaws of the Company as in effect on the date hereof shall be curtailed or diminished thereby.

     1.5  Directors and Officers.  Unless otherwise determined by Parent prior
          ----------------------
to the Effective Time, the directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, in accordance with the provisions of Delaware Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

     1.6  Effect on Capital Stock.
          -----------------------

          (a)  Definitions. For all purposes of this Agreement, the following
               -----------
terms shall have the following respective meanings:

               "Aggregate Consideration" shall mean forty-one million six
                -----------------------
hundred thousand U.S. dollars ($41,600,000). If the Company executes promissory notes to ICICI and its affiliated entities in an aggregate amount of $700,000 (collectively, the "ICICI Notes") and such principal amount is received by the Company in cash prior to the Closing Date, then to the extent the entire principal balance on all of these such notes is converted to Company Capital Stock, the "Aggregate Consideration" shall be increased to an amount equal to forty-two million three hundred thirty-five thousand U.S. dollars ($42,335,000). If the Company executes the ICICI Notes and such principal amount is received by the Company in cash prior to the Closing Date and the entire principal balance on all of these such notes is not converted to Company Capital Stock, the "Aggregate Consideration" shall be reduced to an amount equal to forty-one million five hundred sixty-five thousand U.S. dollars ($41,565,000).

               "Company Capital Stock" shall mean (i) the shares of Company
                ---------------------
Common Stock, and (ii) the shares of Company Preferred Stock.

               "Company Options" shall mean all issued and outstanding options
                --------------
issued pursuant to the Company's 2000 Option Plan (the "Plan") to purchase Company Common Stock (whether or not vested) held by any person or entity.

               "Company Common Stock" shall mean shares of common stock, par
                --------------------
value $0.001 per share, of the Company.

               "Company Preferred Stock" shall mean the Series A Preferred
                -----------------------
Stock, par value $0.001 per share, of the Company.

               "DGCL" shall mean the Delaware Law.
                ----

               "Escrow Amount" shall mean ten and one-half percent (10.5%) of
                -------------
the Merger Shares.

               "Escrow Stockholder" shall mean a holder of Parent Common Stock
                ------------------
that is subject to, and a part of, the Escrow Amount.

                "GAAP" shall mean U.S. generally accepted accounting principles,
                 ----
consistently applied.

               "Knowledge" shall mean the actual knowledge of the Company's
                ---------
officers and directors and the knowledge that such persons would have obtained of the matter represented after reasonable inquiry thereof under the circumstances.

               "Material Adverse Effect" shall mean any change, event or effect
                -----------------------
(other than a general economic trend) that is materially adverse to the business, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole.

               "Merger Shares" shall mean the shares of Parent Common Stock;
                -------------
issued pursuant to Section 1.6(b) below, as may be adjusted pursuant to Section 5.5(b) below.

               "Parent Option" shall mean any option to purchase shares of
                -------------
Parent Common Stock issued pursuant to the terms of Section 1.6(d) in connection with the assumption of a Company Option.

               "Parent Common Stock" shall mean shares of the common stock, par
                -------------------
value $0.001 per share, of Parent.

               "SEC" shall mean the U.S. Securities and Exchange Commission.
                ---

               "Stockholder" shall mean each holder of any Company Capital Stock
                -----------
immediately prior to the Closing Date.

          (b) Conversion of Company Capital Stock. Prior to the Effective Time,
              -----------------------------------
the holders of a majority of the Company Preferred Stock shall vote to convert their shares of Company Preferred Stock into shares of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Sub, the Company or the holders of any securities, each share of the Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.8) will be canceled and extinguished and converted automatically into the right to receive, upon surrender of the certificate(s) representing such share of Company Capital Stock and upon the terms and subject to the conditions set forth in this Section
1.6 and throughout this Agreement, such number of shares of Parent Common Stock equal to the Exchange Ratio. The Exchange Ratio shall be appropriately adjusted to fully reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

          (c)  Exchange Ratio.
               ---------------

               (i) The "Exchange Ratio" shall be equal to the quotient of the Exchange Stock Price divided by the Transaction Stock Price.

               (ii) "Exchange Stock Price" shall be equal to the quotient of the Aggregate Consideration divided by the total number of outstanding shares of Company Capital Stock at the Effective Time.

               (iii) Subject to Section 8.1(e)(ii) "Transaction Stock Price" shall be determined as follows:

                      (1) If the Closing Stock Price (as defined below) is (a) not greater than 1.1 multiplied by the Signing Stock Price (as defined below) and (b) is not less than 0.9 multiplied by the Signing Stock Price, then the Transaction Stock Price shall be equal to the Signing Stock Price.

                      (2) If the Closing Stock Price is greater than 1.1 multiplied by the Signing Stock Price, then the Transaction Stock Price shall be the Closing Stock Price divided by 1.1.

                      (3) If the Closing Stock Price is less than 0.9 multiplied by the Signing Stock Price, then the Transaction Stock Price shall be the Closing Stock Price divided by 0.9.

               (iv) "Closing Stock Price" is the average of the closing prices on the Nasdaq National Market of the Parent Common Stock for the twenty (20) trading days prior to the Closing Date, as published at www.nasdaq.com.

               (v)    "Signing Stock Price" is $84.15.

          (d)  Assumption of Company Options to Purchase Common Capital Stock.
               --------------------------------------------------------------

               (i) At the Effective Time, each Company Option, whether vested or unvested, granted under the Plan shall be deemed to constitute an option (an "Assumed Option") to acquire, on the same terms and conditions as were applicable under the Company Option, a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Exchange Ratio (with the resulting number of shares being rounded to the nearest whole share), at a price per share of Parent Common Stock equal to the option exercise price (rounded up to the nearest whole cent) of the Company Option divided by the Exchange Ratio; provided, however, that in the case of any
--------

Assumed Option to which Section 422 of the Code applies ("Incentive Stock Options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such options shall be determined in order to comply with Section 424(a) of the code.

               (ii) Prior to the Effective Time, the Company shall take all action necessary to effect the transactions anticipated by this Section 1.6(d).

          (e)  Withholding Taxes.  Any number of shares of Parent Common Stock
               -----------------
issuable pursuant to Section 1.6(b) to any Stockholder shall be subject to, and reduced by, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of the Company) in connection with (i) the acquisition of Company Common Stock upon the exercise of Company Options, or (ii) the acceleration of the vesting of any Company Capital Stock, or (iii) the payment of a bonus in the form of Company Capital Stock, if any, to such Stockholder. For purposes of any such reduction, a share of Parent Common Stock shall be valued at the Transaction Stock Price.

          (f)  Stockholder Loans. In the event that any Stockholder has
               -----------------
outstanding loans from the Company as of the Effective Time, the Company shall use commercially reasonable efforts to ensure that such loan is paid in full by the Stockholder prior to the Effective Time. In the event such loan is not paid in full to the Company, the consideration payable to such Stockholder pursuant to this Section 1.6 shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Stockholder's loans as of the Effective Time. For purposes of any such reduction, a share of Parent Common Stock shall be valued at the Transaction Stock Price.

          (g)  Capital Stock of Sub. Each share of Common Stock of Sub issued
               --------------------
and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (h)  Fractional Shares. No fraction of a share of Parent Common Stock
               -----------------
will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Transaction Stock Price.

          (i)  Escrow. Notwithstanding the provisions in this Section 1.6, and
               ------
as soon as practicable after the Closing Date, subject and in accordance with the provisions of Article VII hereof, Parent shall cause to be deposited in the Escrow Fund (as defined in Section 7.2(b) hereof the Escrow Amount for purposes of securing the indemnification obligations set forth in Article VII of this Agreement.

     1.7  Shares Subject to Vesting.  If any shares of Company Capital Stock
          -------------------------
issued and outstanding immediately prior to the Effective Time are subject to a repurchase option by the Company, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Capital Stock shall also be subject to the same repurchase option, risk of forfeiture or other condition (including any requirement that any unvested shares be held in escrow), and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends in the discretion of Parent.

     1.8  Dissenting Shares.
          -----------------

          (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Section 262 of the Delaware Law, and, to the extent applicable in accordance with California law and who has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration set forth in Section 1.6 hereof, but the holder shall only be entitled to such rights as are provided by Delaware Law, and, to the extent applicable in accordance with California law.

          (b) Notwithstanding the provisions of Section 1.8(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Delaware Law, and, to the extent applicable in accordance with California law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration set forth in Section 1.6 hereof, without interest thereon, upon surrender of the certificate(s) representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law, and, to the extent applicable in accordance with California law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.9  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent. ChaseMellon Shareholder Services shall serve as
               --------------
the exchange agent (the "Exchange Agent") for the Merger.

          (b)  Parent to Provide Parent Common Stock. Promptly after the
               -------------------------------------
Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable pursuant to Section 1.6 (as modified, if at all, by Section 5.5 below) in exchange for outstanding shares of Company Capital Stock (the "Exchange Fund"); provided, however, that on behalf of the Stockholders, Parent shall deposit into the Escrow Fund (as defined in Section 7.2(b)) a number of shares of Parent Common Stock (allocated on a pro rata basis among the Stockholders) equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable to the Stockholders pursuant to Section 1.6.

          (c)  Exchange Procedures. As promptly as practicable after the
               -------------------
Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate(s) which, immediately prior to the Effective Time, represented outstanding shares of Company Capital Stock (the "Certificates"), whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificate(s) representing shares of Parent Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificate(s) representing the number of whole shares of Parent Common Stock, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted. To the extent all outstanding original stock certificates of the Company are delivered at Closing, Parent shall forward such stock certificates directly to the Exchange Agent for cancellation, and in exchange therefor shall issue certificate(s) representing the applicable number of whole shares of Parent Common Stock.

          (d)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holder thereof, without interest, certificate(s) representing whole shares of Parent Common Stock issued in exchange therefor.

          (e)  Transfers of Ownership. If any certificate for shares of Parent
               ----------------------
Common Stock is to be issued in a name other than that in which the Certificates surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  Termination of Exchange Fund. Any portion of the Exchange Fund
               ----------------------------
which remains undistributed to the Stockholders of Company one year after the Effective Time, as the result of failure of a Stockholder to surrender a Certificate pursuant to Section 1.9(c) prior to that time, shall be delivered to Parent, upon demand, and any Stockholders of Company who have not previously complied with this Section 1.9 shall thereafter look only to Parent for their Certificates and any dividends or distributions with respect to Parent Common Stock.

          (g)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 1.9, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   1.10   No Further Ownership Rights in Company Capital Stock.  The shares of
          ----------------------------------------------------
Parent Common Stock paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid with respect to fractional shares of Parent Common Stock) shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.11   Lost, Stolen or Destroyed Certificates.  In the event any certificates
          --------------------------------------
evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

   1.12   Tax and Accounting Consequences.  It is intended by the parties that
          -------------------------------
the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

   1.13   Taking of Necessary Action; Further Action. If at any time after the
          ------------------------------------------
Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the

Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                     THE COMPANY AND THE INDIAN SUBSIDIARY

     The Company and the Indian Subsidiary (as defined below), jointly and severally, hereby represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedules (referencing the appropriate section and paragraph numbers) supplied by the Company and the Indian Subsidiary to Parent and Sub (the "Disclosure Schedule") and dated as of the date hereof as follows, provided, however, that no representation is made by the Indian Subsidiary other than with respect to matters concerning the Indian Subsidiary:

     2.1     Organization of the Company.
             ---------------------------

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Delaware. The Company has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Schedule 2.1 lists the directors and officers of the Company. Other
           ------------
than the Indian Subsidiary (as defined in Section (b) below), the Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any share in the capital of or any interest in, or control of, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

             (b) The Company's subsidiary, vEngines India Pvt. Limited, is a private limited company incorporated under the provisions of the Indian Companies Act, 1956 (the "Indian Subsidiary"). The Company owns all outstanding capital stock of the Indian Subsidiary and there are no other rights to acquire any capital stock of the Indian Subsidiary. The Indian Subsidiary's capitalization is set forth on Schedule 2.1(b). The Indian Subsidiary is duly organized, validly existing and in good standing under the laws of the Republic of India. The Indian Subsidiary has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Indian Subsidiary is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction, other than the jurisdiction of its domicile, in which it conducts business. The Indian Subsidiary has delivered a true and correct copy of its Articles and Memorandum of Association, each as amended to date and in full force and effect on the date hereof, to Parent. The Indian Subsidiary does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any share in the capital of or any interest in, or control of, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

     2.2     Company Capital Structure.
             -------------------------

             (a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which 4,476,500 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of Preferred Stock, 7,000,000 shares of which have been designated Series A Preferred Stock, of which 6,694,600 are issued and outstanding as of the date hereof. As of the date hereof, the capitalization of the Company, including the names, addresses and domiciles of the securities holders, is as set forth on Schedule 2.2(a).
                                                            --------------
Assuming the same total capitalization as on the date hereof, the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, including without limitation the Company Preferred Stock and the exercise of all Company Options) will be as set forth in Schedule 2.2(a). All
                                                ---------------
outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Capital Stock, Company Common Stock issued upon exercise of Company Options and Company Options have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company) in compliance with all applicable federal and state securities laws. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Company Preferred Stock are as set forth in the Company's Certificate of Incorporation. There are not outstanding any adjustments made or required to be made to the conversion rates applicable to Company Preferred Stock set forth in the Company's Certificate of Incorporation. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding. The requisite vote required to approve the Merger under applicable law, the Company's Certificate of Incorporation, Bylaws and any other agreement to which the Company or any other Stockholder of the Company is bound is as follows: holders of a majority of each class of outstanding shares. Each share of Company Preferred Stock is convertible to Company Common Stock on a one-to-one basis and, as of the Effective Time, each share of Company Preferred Stock will be converted to Company Common Stock. Holders of Company Capital Stock sufficient to approve the Merger, each of whom is an "affiliate" of the Company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have executed the Company Voting Agreement.

             (b) Except for the Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 2,000,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Plan, of which (i) 930,000 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Plan, and (ii) no shares have been issued, as of the date hereof, upon the exercise of options granted under the Plan. Schedule 2.2(b) sets forth (i) for
                                            ---------------
each outstanding Company Option, the name of the holder of such Option, the domicile address of such holder, the number of shares of Company Common Stock issuable upon the exercise of such Option, the exercise price of such Option, the vesting schedule for such Option, including the extent vested to date and whether the vesting of such Option will be accelerated by the transactions contemplated by this Agreement, and whether such Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code, and (ii) for each right to repurchase shares in favor or the Company, the name of the Stockholder, the number of shares of Company Capital Stock subject to repurchase by the Company, the price at which such shares maybe repurchased, the schedule by which such repurchase right lapses, including the extent to which such repurchase right has lapsed to date and whether the lapsing of the repurchase right will be accelerated by the transactions contemplated by this Agreement. Except as described above, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

     2.3     Authority. The Company and the Indian Subsidiary have all requisite
             ---------
power and authority to enter into this Agreement and any Related Agreements (as defined below) to which they are party and to consummate the transactions contemplated hereby and thereby. Except as stated below, the execution and delivery of this Agreement, any Related Agreements to which the Company is party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company or the Indian Subsidiary to authorize the Agreement, any Related Agreements to which they are party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement and the transactions contemplated hereby by the Stockholders. As of the date hereof, this Agreement and the Merger have been unanimously approved by the Board of Directors of the Company and such Board of Directors has recommended to the Stockholders to vote in favor of this Agreement, the Merger and the transactions contemplated thereby. The affirmative vote of the holders of a majority of the shares of Company Common Stock and Company Preferred Stock outstanding on the record date for the Written Consent of Stockholders relating to this Agreement, is the only vote of the holders of any of Company's Capital Stock necessary under the Certificate of Incorporation, as amended to date, and DGCL to approve this Agreement and the transactions contemplated hereby. This Agreement and any Related Agreements to which the Company and/or any of the Principal Stockholders is a party has been duly executed and delivered by the Company or the Principal Stockholder, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, enforceable against the Company, as applicable, in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For the purposes of this Agreement, the term "Related Agreements" shall mean the Company Voting Agreement, the Escrow Agreement, the Certificate of Merger, the Noncompetition Agreements and any other agreements to which the Company or a Principal Stockholder is a party that it enters into in order to consummate the transactions contemplated thereby.

     2.4     No Conflict. The execution and delivery by the Company, the Indian
             -----------
Subsidiary and each of the Principal Stockholders of this Agreement and any Related Agreement to which the Company, the Indian Subsidiary and/or any Principal Stockholder is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of the Company, each as amended to date, (ii) any Contract (as defined in Section 2.13(b) below) to which the Company or any of its properties or assets (including intangible assets), the Indian Subsidiary, or to which any of the Principal Stockholders, is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (tangible and intangible) or assets, or applicable to any of the Principal Stockholders.

     2.5     Consents.  No consent, waiver, approval, order or authorization of,
             --------
or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company, the Indian Subsidiary or any of the Principal Stockholders in connection with the Company's execution and delivery of this Agreement, any of the Related Agreements to which the Company, the Indian Subsidiary or any of the Principal Stockholders are party, or the consummation of the transactions contemplated hereby or thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (iii) the approval of this Agreement and the transactions contemplated hereby by the Stockholders.

     2.6     Company Financial Statements.  Schedule 2.6 sets forth (i) the
             ----------------------------   ------------
Company's unaudited financial statements for the fiscal year ended December 31, 1999 (and its unaudited financial statements for the eight-month period ended August 31, 2000) and the related statements of income, cash flow and stockholders' equity, and (ii) the Indian Subsidiary's unaudited financial statements for the fiscal year ended March 31, 2000 (and its unaudited financial statements for the five-month subsidiary's period ended August 31, 2000) and the related statements of income, cash flow and stockholder's equity (collectively, the "Financials"). The Financials are correct in all material respects and have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other. The Financials present fairly the financial condition, operating results and cash flows of the Company (and its predecessors) as of the dates and during the periods indicated therein. The Company's unaudited balance sheet as of August 31, 2000 is referred to hereinafter as the "Current Balance Sheet." Company maintains and will continue, prior to the Effective Time, to maintain a standard system of accounting established and administered in accordance with GAAP.

     2.7     No Undisclosed Liabilities.  The Company and the Indian Subsidiary
             --------------------------
have no liabilities, indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been adequately reflected in the Current Balance Sheet, or
(ii) has not arisen in the ordinary course of business consistent with past practices since August 31, 2000 and which are not, individually or in the aggregate, material.

     2.8     No Changes.  Since August 31, 2000, there has not been, occurred or
             ----------
arisen any:
             (a) transaction by the Company or the Indian Subsidiary except in the ordinary course of business consistent with past practices ;

             (b) amendments or changes to the Certificate of Incorporation or Memorandum and Articles of Association of the Company or the Indian Subsidiary;

             (c) capital expenditure or capital expenditure commitment by the Company or the Indian Subsidiary exceeding $25,000 individually or $100,000 in the aggregate;

             (d) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $100,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

             (e) destruction of, damage to or loss of any material assets or material business or loss of any material customer of the Company or the Indian Subsidiary (whether or not covered by insurance);

             (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

             (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the Indian Subsidiary other than as required by GAAP;

             (h) change in any election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

             (i) revaluation by the Company or the Indian Subsidiary of any of its assets;

             (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Capital Stock (or options or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options;

             (k) increase in the salary or other compensation payable or to become payable by the Company or the Indian Subsidiary to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company or the Indian Subsidiary of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

             (l) any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or the Indian Subsidiary is party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or the Indian Subsidiary is party or by which it or any of its assets are bound;

             (m) sale, lease or other disposition of any of the material assets or material properties of the Company or the Indian Subsidiary or any creation of any security interest in such material assets or material properties;

             (n) loan by the Company or the Indian Subsidiary to any person or entity, incurring by the Company or the Indian Subsidiary of any indebtedness, guaranteeing by the Company or the Indian Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or the Indian Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

             (o) waiver or release of any right or claim of the Company or the Indian Subsidiary, including any write-off or other compromise of any account receivable of the Company or the Indian Subsidiary;

             (p) the commencement, settlement, notice or, to the Knowledge of the Company, the Indian Subsidiary or any of the Principal Stockholders, threat of any lawsuit or proceeding or other investigation against the Company or the Indian Subsidiary or their affairs, or any reasonable basis for any of the foregoing;

             (q) notice to the Company, or to the best of Company's knowledge any Stockholder, director or officer of the Company, of any claim or potential claim of ownership by any person other than the Company or the Indian Subsidiary of the Company Intellectual Property (as defined in Section 2.12 below) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.12 below);

             (r) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing;

             (s) (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity, (iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

             (t) agreement or modification to agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company or the Indian Subsidiary;

             (u) hiring or termination of employees of the Company or the Indian Subsidiary;

             (v) event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company or the Indian Subsidiary; or

             (w) sale of any portion of the capital stock or assets of the Indian Subsidiary;

             (x) agreement by the Company or the Indian Subsidiary or any officer or employees on behalf of the Company to do any of the things described in the preceding clauses (a) through (w) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.9     Tax Matters.
             -----------
                                     -16-

          (a)  Definition of Taxes. For the purposes of this Agreement, the
               -------------------
term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and
(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) The Company and the Indian Subsidiary will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company and the Indian Subsidiary or its operations and such Returns are correct and have been completed in accordance with applicable law.

               (ii) The Company and the Indian Subsidiary (A) have timely paid all Taxes it is required to pay and withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) have accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the ordinary course of business.

               (iii) The Company and the Indian Subsidiary have not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company or the Indian Subsidiary, nor has the Company or the Indian Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company or the Indian Subsidiary is presently in progress, nor has the Company or the Indian Subsidiary been notified of any request for such an audit or other examination.

               (v) The Company and the Indian Subsidiary have no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company and the

Indian Subsidiary have not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

               (vi) The Company and the Indian Subsidiary have made available to Parent, its legal counsel and its accountants, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company and the Indian Subsidiary filed for all periods since their inception.

               (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort other than Liens for Taxes not yet due and payable (collectively, "Liens") on the assets of the Company and the Indian Subsidiary relating to or attributable to Taxes.

               (viii) Neither the Company nor the Indian Subsidiary have Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or the Indian Subsidiary.

               (ix) None of the Company's nor the Indian Subsidiary's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

               (x) The Company and the Indian Subsidiary have not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company and the Indian Subsidiary.

               (xi) The Company and the Indian Subsidiary are not party to any tax sharing, indemnification or allocation agreement nor does the Company or the Indian Subsidiary owe any amount under any such agreement.

               (xii) The Company's and the Indian Subsidiary's tax basis in their assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's and the Indian Subsidiary's tax books and records.

               (xiii) The Company and the Indian Subsidiary are not, and have not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) No adjustment relating to any Return filed by the Company or the Indian Subsidiary has been proposed formally or, to the Knowledge of the Company or the Indian Subsidiary, informally by any tax authority to the Company, the Indian Subsidiary or any representative thereof.

               (xv) The Company and the Indian Subsidiary have (a) never been a member of an affiliated group (within the meaning of Code (S)1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) no liability for the Taxes of any person (other than Company) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, and (c) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

               (xvi) The Company and the Indian Subsidiary have not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement, or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        (c)    Executive Compensation Tax. There is no contract, agreement, plan
               --------------------------
or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

        (d)    Tax Free Reorganization.
               -----------------------

               (i) The Company and the Indian Subsidiary have not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code. Prior to and in connection with the Merger, the Company or the Indian Subsidiary will not have redeemed, and related persons with respect to the Company or the Indian Subsidiary, as such term is defined by Treasury Regulation Section 1.368-1(e)(3) (without regard to Section 1.368-1(e)(3)(i)(a)), will not have purchased any Company Capital Stock, and the Company will not have made any extraordinary distributions within the meaning of Temporary Treasury Regulation Section 1.368-1T(e) with respect to its Capital Stock.

               (ii) The Company and the Indian Subsidiary have not entered into any agreement or understanding as to any transaction whereby immediately following the Merger they will hold less than 90% of the fair market value of their net assets or less than 70% of the fair market value of their gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to Stockholders who receive cash or other property, amounts used by the Company to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger.

               (iii) The Company and the Indian Subsidiary have not entered into any agreement or arrangement whereby at the Effective Time they will have any outstanding warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in the Company or the Indian Subsidiary that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as defined in Section 368(c)(1) of the Code.

               (iv) The Company and the Indian Subsidiary are not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

               (v) At the Effective Time, the fair market value of the assets of the Company and the Indian Subsidiary will exceed the sum of their liabilities, plus the amount of liabilities, if any, to which the assets are subject.

               (vi) The Company and the Indian Subsidiary are not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

          (e)  Indian Subsidiary Tax Status. To the extent Nishith Desai
               ----------------------------
Associates issues an opinion stating, in part, that the Indian Subsidiary will not lose its current tax treatment as a "Software Technology Park" and lose the income-tax benefits currently available to it under Section 10A of the Indian Income Tax Act, 1961, under current Indian law, the Indian Subsidiary will not, as a result of the transaction contemplated by this Agreement, lose its current tax treatment as a "Software Technology Park," and lose the income-tax benefits currently available to it under Section 10A of the Indian Income-tax Act, 1961.

     2.10 Restrictions on Business Activities. There is no agreement (noncompete
          -----------------------------------
or otherwise), commitment, judgement, injunction, order or decree to which the Company or the Indian Subsidiary is a party or otherwise binding upon the Company or the Indian Subsidiary which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or the Indian Subsidiary, any acquisition of property (tangible or intangible) by the Company or the Indian Subsidiary, the conduct of business by the Company or the Indian Subsidiary or otherwise limiting the freedom of the Company or the Indian Subsidiary to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, neither the Company nor the Indian Subsidiary has entered into any agreement under which the Company or the Indian Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.11 Title of Properties; Absence of Liens and Encumbrances; Condition of
          --------------------------------------------------------------------
Equipment.
---------

          (a) The Company and the Indian Subsidiary own no real property, nor has either ever owned any real property. Schedule 2.11(a) sets forth a list of
                                         ----------------
all real property currently leased by the Company and the Indian Subsidiary, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Knowledge of the Company or the Indian Subsidiary, by any other party.

          (b) The Company and the Indian Subsidiary have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in their respective business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract materially from the value or interfere materially, or interfere with the present use, of the property subject thereto or affected thereby.

          (c)  Schedule 2.11(c) lists all material items of equipment (the
               ---------------
"Equipment") owned or leased by the Company and the Indian Subsidiary and such Equipment is (i) adequate for the conduct of the business of the Company and the Indian Subsidiary, as applicable, as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

     2.12 Intellectual Property.
          ---------------------

          (a) Definitions. For all purposes of this Agreement, the following
              -----------
terms shall have the following respective meanings:

     "Intellectual Property" shall mean any or all of the following (i) works of
      ---------------------
authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, development tools, documentation, designs, files, records, data and all media on which any of the foregoing is recorded, all Web addresses, sites and domain names, and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections, customer lists and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, Web addresses and sites, (vii) tools, methods and processes, and (viii) all disclosures of the foregoing in any form and embodied in any media and all documentation related to the foregoing.

     "Intellectual Property Rights" shall mean common law and statutory rights
      ----------------------------
worldwide associated with (i) patents and patent applications, (ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information,
(iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) logos, common law trademarks and service marks, trademark and servicemark registrations and applications and application therefor and all goodwill associated therewith throughout the world, and (vii) divisions, continuations, continuations-in-part, renewals, reissuances, provisionals, and extensions of the foregoing (as applicable), all mask works, mask work registrations and applications therefor throughout the world.

     "Company Intellectual Property" shall mean any Intellectual Property and
      -----------------------------
Intellectual Property Rights that are owned by or exclusively licensed to the Company and/or the Indian Subsidiary.

     "Registered Intellectual Property Rights" shall mean Intellectual Property
      ---------------------------------------
Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority anywhere in the world.

          (b)  Schedule 2.12(b) lists all Registered Intellectual Property
               ---------------
owned, in whole or in part, by, or filed in the name of, the Company and/or the Indian Subsidiary (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

          (c) Each item of Company Intellectual Property, including without limitation all Company Registered Intellectual Property listed in Schedule
                                                                  --------
2.12(b) and all Intellectual Property licensed to the Company, is free and clear
-------
of any Liens or other encumbrances. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

          (d) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid or otherwise sought to obtain rights thereon, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment.

          (e) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

          (f) Other than Intellectual Property Rights acquired pursuant to "shrink-wrap" and similar widely available binary code and commercial end-user licenses, the Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including without limitation the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development). Consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of the Company in any Company Intellectual Property.

          (g) Other than "shrink-wrap" and similar widely available binary code and commercial end-user licenses, Schedule 2.12(g) lists all contracts, licenses
                                  ---------------
and agreements to which
the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

          (h) Other than "shrink-wrap" and similar widely available binary code and commercial end-user licenses, Schedule 2.12(h) lists all contracts, licenses
                                  ---------------
and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

          (i) The operation of the business of the Company as it currently is conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company has not, does not and will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has received no notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any basis therefor).

          (j) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company within 60 days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property Rights. For each product, technology or service of the Company that constitutes or includes a copyrightable work, the Company has registered the copyright in the latest version of such work with the United States Copyright Office. In each case in which the Company has acquired any Intellectual Property rights from any person or entity, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise (to the extent that such transactions are deemed to effect such assignment) of any contracts or agreements to which the Company is a party, will result in: (i) Parent, Sub or the Company granting to any third party any right to or with respect to any Intellectual Property or Intellectual Property Rights owned by, or licensed to, any of them, (ii) Parent, Sub or the Company being bound by, or subject to, any non-compete or other material restriction on the operation or scope or their respective businesses, or (iii) Parent, Sub or the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

          (m) To the Knowledge of the Company and the Indian Subsidiary, no person is infringing or misappropriating any Company Intellectual Property.

          (n) The Company has taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee and consultant to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees and consultants of the Company have executed such an agreement in substantially the Company's standard form.

          (o) No Company or Indian Subsidiary Intellectual Property or Intellectual Property Rights is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

          (p) To the Knowledge of the Company and the Indian Subsidiary, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

          (q) None of the Company Intellectual Property was developed by or on behalf of or using grants or any other subsidies of any Governmental Entity.

           (r) The Indian Subsidiary has assigned all rights to Intellectual Property to the Company.

     2.13  Agreements, Contracts and Commitments.
           -------------------------------------

           (a) The Company or the Indian Subsidiary is not party to nor is it bound by:

               (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

               (ii) any agreement or plan, including without limitation any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iii)  any fidelity or surety bond or completion bond;

               (iv) any lease of personal property having an annual rental rate in excess of $25,000 individually or $100,000 in the aggregate;

               (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $100,000 in the aggregate;

               (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

               (vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

               (viii) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $100,000 in the aggregate;

               (ix)   any construction contracts;

               (x) any dealer, distribution, joint marketing or development agreement;

               (xi) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services; or

               (xii) any other agreement, contract or commitment that involves $25,000 individually or $100,000 in the aggregate or more and is not cancelable without penalty within 30 days.

          (b) The Company and the Indian Subsidiary are in compliance with and have not breached, violated or defaulted under, or received notice that they have breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which they are party or by which they are bound (collectively a "Contract"), nor is the Company, or the Indian Subsidiary aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder, nor is any party obligated to the Company or the Indian Subsidiary pursuant thereto subject to any default thereunder. The Company and the Indian Subsidiary have obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification, limitation or alteration after the Effective Time. Following the Effective Time, the Company and the Indian Subsidiary will be permitted to exercise all of their rights under the Contracts without the payment of any additional amounts or consideration other than amounts or consideration which the Company or the Indian Subsidiary would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     2.14 Interested Party Transactions. No officer, director or, to the
          -----------------------------
Knowledge of the Company or the Indian Subsidiary stockholder of the Company has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company or the Indian Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) any interest in any entity that purchases from or sells or furnishes to the Company or the Indian Subsidiary, any goods or services, or
(iii) a beneficial interest in any Contract to which the Company or the Indian Subsidiary is a party; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.14.

     2.15 Governmental Authorization. Each consent, license, permit, grant or
          --------------------------
other authorization (i) pursuant to which the Company or the Indian Subsidiary currently operates or holds any interest in any of their properties, or (ii) which is required for the operation of the Company's and the Indian Subsidiary's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company or the Indian Subsidiary, as applicable. The Company Authorizations are in full force and effect, and shall remain in full force and effect without modification after the Closing, and constitute all Company Authorizations required to permit the Company and the Indian Subsidiary to operate or conduct their business or hold any interest in their properties or assets.

     2.16  Litigation. There is no action, suit, claim or proceeding of any
           ----------
nature pending, or to the Knowledge of the Company or the Indian Subsidiary, threatened against the Company, the Indian Subsidiary, their properties (tangible or intangible) or any of their officers or directors, nor is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company, or the Indian Subsidiary, threatened against the Company, any of their properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor is there any reasonable basis therefor. No Governmental Entity has at any time notified the Company or the Indian Subsidiary of any challenge to or question of the legal right of the Company or the Indian Subsidiary to conduct their operations as presently or previously conducted or as presently contemplated to be conducted.

     2.17  Accounts Receivable.
           -------------------

           (a) The Company and the Indian Subsidiary has made available to Parent and its accountants a list of all accounts receivable of the Company and the Indian Subsidiary as of [July 31, 2000], together with a range of days elapsed since invoice. All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to August 31, 2000, as reflected on the books and records of the Company and the Indian Subsidiary. No person has any Lien on any of the Company's or the Indian Subsidiary's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's or the Indian Subsidiary's accounts receivable.

           (b) Schedule 2.17(b) sets forth the customers of the Company and the
               ----------------
Indian Subsidiary, as well as the aggregate dollar amount of business between the customer and the Company or the Indian Subsidiary, from the beginning of fiscal year 1999 to date. The Company and the Indian Subsidiary have not received any customer complaints that the Company or the Indian Subsidiary has not been able to address to the satisfaction of the complainant.

     2.18  Minute Books. The minutes of the Company made available to counsel
           ------------
for Parent are the only minutes of the Company and contain accurate summaries of all meetings of the Board of Directors (or committees thereof) of the Company and its Stockholders or actions by written consent since the time of incorporation of the Company.

     2.19  Environmental Matters.
           ---------------------

           (a) Hazardous Material. The Company and the Indian Subsidiary have
               ------------------
not: (i) operated any underground storage tanks at any property that the Company or the Indian Subsidiary have at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. To the Company's knowledge, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

           (b) Hazardous Materials Activities. The Company and the Indian
               ------------------------------
Subsidiary have not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company or the Indian Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c) Permits. The Company and the Indian Subsidiary currently hold all
               -------
environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company and the Indian Subsidiary as such activities and businesses are currently being conducted and as currently contemplated to be conducted.

           (d) Environmental Liabilities.  No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company or the Indian Subsidiary, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or the Indian Subsidiary. Neither the Company nor the Indian Subsidiary have any Knowledge of any fact or circumstance which is reasonably likely to involve the Company or the Indian Subsidiary in any environmental litigation or impose upon the Company or the Indian Subsidiary any environmental liability.

     2.20  Brokers' and Finders' Fees; Third Party Expenses. The Company has not
           ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Schedule 2.20 sets
                                                           -------------
forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.5(a) below) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.21  Employee Benefit Plans and Compensation.
           ---------------------------------------

          (a)  Definitions. For all purposes of this Agreement, the following
               -----------
terms shall have the following respective meanings:

     "Affiliate" shall mean any other person or entity under common control with
      ---------
the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

     "Company Employee Plan" shall mean any plan, program, policy, practice,
      ---------------------
contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of
      -----
1985, as amended.

     "DOL"  shall mean the United States Department of Labor.
      ---

     "Employee" shall mean any current or former employee, consultant or
      --------
director of the Company or any Affiliate.

     "Employee Agreement" shall mean each management, employment, severance,
      ------------------
consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.
      ----

     "IRS" shall mean the United States Internal Revenue Service.
      ---

     "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.
      ----

     "Pension Plan" shall mean each Company Employee Plan which is an "employee
      ------------
pension benefit plan," within the meaning of Section 3(2) of ERISA.

           (b) Schedule. Schedule 2.21(b) contains an accurate and complete list
               --------  ---------------
of each Company Employee Plan and each Employee Agreement under each Company Employee Plan or Employee Agreement. The Company has no plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.  Schedule 2.21(b) also sets forth a table setting forth
                        ----------------
the name and salary of each employee of the Company and the Indian Subsidiary.

          (c)  Documents.  The Company has provided to Parent (i) correct and
               ---------
complete copies of all documents embodying each Company Employee Plan and each Employee Agreement, including without limitation all amendments thereto and all related trust documents, (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan,
(iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including without limitation administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the most recent plan year, and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

          (d)  Employee Plan Compliance.  The Company has performed all
               ------------------------
obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the Knowledge of the Company or any of the Principal Stockholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Surviving Corporation, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any of Principal Stockholders, or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e)  No Pension Plans.  Neither the Company nor any other Affiliate
               ----------------
has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA, or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

          (f)  No Post-Employment Obligations.  No Company Employee Plan
               ------------------------------
provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (g)  COBRA.  The Company and each Affiliate has, prior to the
               -----
Effective Time, complied with the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

          (h)  Effect of Transaction.  The execution of this Agreement and the
               ---------------------
consummation of the transactions contemplated hereby will not constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

          (i)  Employment Matters.  The Company:  (i) is in compliance with all
               ------------------
applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, (iv) is not obligated to make any payment or confer any benefit with respect to any employee which may be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and
(v) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (j)  Labor.  No work stoppage or labor strike against the Company is
               -----
pending or, to the Knowledge of the Company, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including without limitation charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (k)  No Interference or Conflict.  To the Knowledge of the Company
               ---------------------------
and the Indian Subsidiary, no Stockholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. To the Knowledge of the Company, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted, nor any activity of its officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.22 Insurance.  Schedule 2.22 lists all insurance policies and fidelity
          ---------   -------------
bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or the Indian Subsidiary. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor the Indian Subsidiary have any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

     2.23 Compliance with Laws.  The Company and the Indian Subsidiary have
          --------------------
complied with, are not in violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.24 Warranties; Indemnities.  Except for the warranties and indemnities
          -----------------------
contained in those contracts and agreements set forth in Schedule 2.12(h) and warranties implied by law, the Company and the Indian Subsidiary have not given any warranties or indemnities relating to products or technology sold or services rendered by the Company and the Indian Subsidiary.

     2.25 Complete Copies of Materials.  The Company and the Indian Subsidiary
          ----------------------------
have delivered true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     2.26 Permit Application, Information Statement.  The information supplied
          -----------------------------------------
by Company for inclusion in the application for issuance of a permit (the "Permit Application") pursuant to Section 25121 of the California Securities Act and information statement to be sent to the holders of Company Capital Stock to consider the Merger (such information statement as amended or supplemented is referred to herein as the "Information Statement"), will not, on the date the fairness hearing is held pursuant to Section 25142 of the California Securities Act (the "Fairness Hearing"), on the date the Information Statement is first mailed to the Stockholders, or at the Effective Time, contain any statement which at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Permit Application or the consent solicitation which has become false or misleading. If at any time prior to the Effective Time any event relating to Company or any of its respective affiliates, officers or directors should be discovered by Company which should be set forth in an amendment or a supplement to the Permit Application or the Information Statement, Company shall promptly inform Parent and Sub. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Sub which is contained in any of the foregoing documents.

     2.27 Powers of Attorney.  There are no outstanding powers of attorney
          ------------------
executed on behalf of the Company, the Indian Subsidiary and/or any of the Principal Stockholders with respect to either the Company or the Indian Subsidiary.

     2.28 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Company or the Indian Subsidiary, nor any financial statement, other written financial information or statements made in any exhibit, schedule or certificate furnished by the Company or the Indian Subsidiary pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Stockholders for use in soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no event, fact or condition that has caused, or that reasonably could be expected to cause, a Material Adverse Effect, that has not been set forth in this Agreement or the Disclosure Schedules.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub hereby represent and warrant to the Company that on the date hereof as follows:

     3.1  Organization, Standing and Power.  Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as currently conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations or capitalization of Parent (a "Parent Material Adverse Effect"); provided, however, changes in the Transaction Stock Prices of Parent Common Stock (in and of itself) shall not be deemed a Parent Material Adverse Effect.

     3.2  Authority.  Each of Parent and Sub has all requisite corporate power
          ---------
and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. As of the date hereof, this Agreement and the Merger have been unanimously approved by the Board of Directors of Parent, and such Board of Directors has recommended to the stockholders of Parent to vote in favor of this Agreement, the Merger and the transactions contemplated thereby. This Agreement and any Related Agreement to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3  Capital Structure.
          -----------------

     (a) The authorized stock of Parent consists of 100,000,000 shares of Common Stock, $0.001 par value, of which 32,883,986 shares were issued and outstanding as of June 30, 2000, and 10,000,000 shares of undesignated Preferred Stock, $0.001 par value, none of which are issued. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, $0.001 par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares of Parent and Sub have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent as currently in effect or any agreement to which Parent is a party or by which it is bound, and have been issued in compliance with federal and state securities laws.

     (b) The shares of Parent Common Stock to be issued pursuant to the Merger and pursuant to valid exercise of Assumed Options will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Parent or Sub or any agreement to which Parent or Sub is a party or is bound and will be issued in compliance with federal and state securities laws.

     3.4  No Conflict.  The execution and delivery by each of Parent and Sub of
          -----------
this Agreement and any Related Agreements to which Parent and Sub are party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation or Bylaws, each as amended, of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or Exchange Act, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, except in each case where such Conflict will not have a Parent Material Adverse Effect.

     3.5  Consents.  No consent, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, except for (i) the Certificate of Merger in Delaware as provided in Section 2.1, (ii) the filing by Parent of an application for qualification by permit with the State of California pursuant to section 25121 of the California Securities Act, (iii) the filing and effectiveness of a registration statement pursuant to Securities Act of 1933, as amended for the purpose of registering the Parent Common Stock to be issued pursuant to the Merger, in the event a permit is not granted by the State of California, (iv) the filing, if any, of a Form 8-K with the Commission and National Association of Securities Dealers ("NASD"), (v) the issuance of a permit qualifying the issuance of the Parent Common Stock and the assumption of the Assumed Options after a Fairness Hearing before the California Department of Corporations, (vi) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (vii) the filing with the NASDAQ National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger, and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

     3.6  SEC Documents; Parent Financial Statements.  Parent has made available
          ------------------------------------------
(via EDGAR) to the Company a true and complete copy of each annual, quarterly and other reports, registration statements and definitive proxy statement filed by Parent with the SEC since April 30, 1999 (the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted under Form 10-Q under the Exchange
Act) and fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

     3.7  Permit Application; Information Statement.  The information supplied
          -----------------------------------------
by Parent for inclusion in the Permit Application and the Information Statement, will not, on the date of the Fairness Hearing, on the date the Information Statement is first mailed to the Stockholders, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Permit Application or the consent solicitation which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment or a supplement to the Permit Application or the Information Statement, Parent shall promptly inform Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

     3.8  Tax-Free Reorganization.  Parent and Sub have not taken or agreed to
          -----------------------
take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, except to the extent that Parent shall otherwise consent in writing, to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any event involving the Company that is likely to have a Material Adverse Effect. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) make any capital expenditures or enter into any capital expenditure commitment or transaction exceeding $25,000 individually or $100,000 in the aggregate;

          (b) (i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, or (iv) change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (d) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (e)  commence or settle any litigation;

          (f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options or purchases of Company Common Stock by employees or consultants;

          (g) issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock, or securities convertible into, or subscriptions, rights, warrants or options to acquire, shares of Company Capital Stock, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the issuance of shares of

Company Common Stock upon the conversion of Company Preferred Stock and the exercise of outstanding Company Options;

          (h) cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          (j) sell, lease, license or otherwise dispose of any of the Company's properties or assets;

          (k) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others, other than the issuance of ICICI Notes, the terms of which are subject to verbal veto by Parent within 48 hours of notification and presentation by the Company of definitive agreements that Company is prepared to execute, provided that Parent will not veto the terms thereof if they reasonably conform to those set forth on Exhibit H.
---------

          (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (m) grant any severance or termination pay (i) to any director or officer of the Company, or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          (n) adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates or other compensation of its employees except payments made pursuant to standard written agreements in place on the date hereof and disclosed in the Disclosure Schedule, provided, that the Company shall retain the right to obtain standard directors' and officers' insurance and tail coverage without the consent of Parent. The cost of such insurance shall be treated as a Third Party Expense of the Company under Section 5.5.

          (o) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) pay, discharge or satisfy, in an amount in excess of $10,000 in any one case, or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet or disclosed in Schedule 2.8;
             ------------

          (q) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or change the accounting methods or practices (including any changes in depreciation or amortization policies or notes) by the Company other than as required by GAAP;

          (r) enter into any strategic alliance or joint marketing arrangement or agreement;

          (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options, Pre-Merger Options and New Employee Options or Company Capital Stock, or amend, modify or waive any term or provision of any stock restriction or repurchase agreement to which the Company is party;

          (t) hire or terminate any employees, or encourage any employees to resign from the Company; or

          (u) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(t) above, or any other action that would make any of the representations or warranties of the Company and the Indian Subsidiary untrue or incorrect or result in any of the conditions to the merger set forth in Article VI not being satisfied or prevent the Company or any of the Principal Stockholders from performing or cause the Company or any of the Principal Stockholders not to perform their respective covenants hereunder.

     4.2  No Solicitation.  Until the earlier of (a) the Effective Time, or (b)
          ---------------
the date of termination of this Agreement pursuant to the provisions of Section
8.1 hereof, neither the Company, the Indian Subsidiary nor any of the Principal Stockholders shall (nor shall the Company, the Indian Subsidiary or any of the Principal Stockholders permit, to the extent legally possible, any of the Company's officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees:

          (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all, substantially all, or any significant portion of the Company's business, properties or technologies, or any portion of the Company's capital stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction;

          (b) disclose any information not customarily disclosed to any person concerning the Company's or the Indian Subsidiary's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access; or

          (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company capital stock or assets of the Company or the Indian Subsidiary.

     In the event that the Company, the Indian Subsidiary or any Principal Stockholder shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company, the Indian Subsidiary or such Principal Stockholder, as applicable, who receives the contact shall immediately notify Parent thereof, including (subject to any pre-existing non-disclosure agreements) information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this
Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Preparation of Permit Application/Information Statement.
          -------------------------------------------------------

          (a) As soon as practicable after the execution of this Agreement, Company shall prepare, with the cooperation of Parent, an Information Statement for the stockholders of Company to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. The Information Statement shall include a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and Company shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Company that the Company Stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Stockholders of Company. Anything to the contrary contained herein notwithstanding, Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

          (b) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of Company, the Permit Application. Parent and Company shall each use reasonable commercial efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Parent and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Parent shall not include in the Permit Application any information with respect to Company or its affiliates or associates, the form and content of which information shall not have been approved by Company prior to such inclusion.

     5.2  Restrictions on Transfer.  Each share of Parent Common Stock to be
          ------------------------
issued hereunder shall be issued without any legend restricting transfer of such shares except (i) to the extent an exemption from registration under Section 3(a)(10) of the Securities Act is not available, as it relates to restrictions on transfer by affiliates of the Company pursuant to Rule 145 of the Securities Act, and (ii) any legend relating to Company restricted stock while such shares are subject to any repurchase option, risk of forfeiture or other condition.

     5.3  Access to Information.  The Company and the Indian Subsidiary shall
          ---------------------
afford Parent and its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of the Company's and the Indian Subsidiary's properties, books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company and the Indian Subsidiary as Parent may reasonably request, and (iii) (with reasonable frequency and notice) all employees of the Company and the Indian Subsidiary as identified by Parent. The Company and the Indian Subsidiary agree to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

     5.4  Confidentiality.  Each party agrees that the information obtained in
          ---------------
any investigation pursuant to Section 5.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Mutual Non-Disclosure Agreement effective as of August 14, 2000 (the "Mutual Non-Disclosure Agreement") between the Company and Parent.

     5.5  Expenses.  (a)  Except as set forth in Section 5.5(b),  whether or
          --------
not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including without limitation all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, other than fees associated with an audit of the Company's financial statements ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses; provided, however, that Parent shall be liable for all Third Party Expenses of Parent, Sub, and the Company incurred in connection with the preparation and filing or mailing, respectively, of the Permit Application and audit of the Company's financial statements,

     (b) In the event the Merger is consummated, the Surviving Corporation shall be responsible for all Third Party Expenses incurred by the parties hereto; provided, however, that such Third Party Expenses of the Company shall not exceed $250,000. As provided in Section 6.2(n) below, the Company shall deliver a certificate, certified by its Chief Executive Officer, and Chief Accounting or Financial Officer to Parent, dated as of date two days prior to the Closing Date, which shall set forth the Third Party Expenses incurred by the Company as of such date (the "Third Party Expenses Certificate"). To the extent that the Third Party Expenses set forth on such Certificate exceed $250,000, Parent may, in its sole discretion, assert under the terms of Article VII a claim for a Loss in an amount equal to the amount by which the Third Party Expenses exceed $250,000. The claim for Losses in excess of the $250,000 limit set forth in this Section 5.5 shall not be subject to the identification of Losses in excess of the Basket Amount (as defined in Section 7.2(b)).

     5.6  Public Disclosure.  Prior to the Effective Time, no disclosure
          -----------------
(whether or not in response to an inquiry) shall be made by any party regarding the subject matter of this Agreement, the Merger or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the written consent of both Parent and the Company prior thereto, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the National Association of Securities Dealers or other required disclosure under applicable law or regulatory authority, and provided that if this Agreement is terminated for any reason no mutual written consent shall be required for disclosure by either party pursuant to written agreement protecting the confidentiality of the disclosure made privately in the course of negotiations with respect to either a potential acquisition or financing of the Company.

     5.7  Consents.  The Company and the Indian Subsidiary shall use
          --------
commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger so as to preserve all rights of, and benefits to, the Company and the Indian Subsidiary thereunder from and after the Effective Time.

     5.8  FIRPTA Compliance.  On the Closing Date, the Company shall deliver
          -----------------
to Parent a properly executed statement in a form reasonably acceptable to Parent (the "FIRPTA Compliance Certificate") for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.9  Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings (including without limitation filings and actions in connection with the California Fairness Hearing (as defined in Section 5.13)) and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company, or any of Parent's subsidiaries or affiliates, of shares of capital stock, or of any business, assets or property of Parent or its subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.10 Notification of Certain Matters.  (a)  The Company, the Indian
          -------------------------------
Subsidiary and each of the Principal Stockholders, as the case may be, shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty given by it, respectively, in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of it, respectively, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not (A) limit or otherwise affect any remedies available to the party receiving such notice, or
(B) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company, the Indian Subsidiary or any of the Principal Stockholders pursuant to this Section 5.10, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant. Notice provided by any one of the parties with respect to any specified event pursuant to this Section 5.10 shall be deemed to satisfy the notice obligations as to all other such parties.

          (b) The Company shall deliver to Parent as soon as practicable, but in any event within 15 calendar days after the end of each monthly accounting period beginning with the month ended September 30, 2000 and ending with the monthly accounting period occurring before the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, an unaudited pro forma balance sheet and a statement of operations for the Company and the Indian subsidiary, which financial statements shall be prepared in the ordinary course of business, in accordance with the Company's books and records and GAAP (except that such financial statements need not contain the footnotes required by GAAP) and shall fairly present the consolidated financial position of the Company and the Indian subsidiary as of their respective dates and the results of the Company's and the Indian Subsidiary's operations for the periods then ended.

     5.11 Additional Documents and Further Assurances.  Each party hereto, at
          -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

     5.12 Affiliate Agreements.  Schedule 5.13 sets forth those persons who, in
          --------------------   -------------
the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person, a "Rule 145 Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Closing Date), from each of the Rule 145 Affiliates of the Company, an executed Rule 145 Affiliate Agreement in the form attached hereto as Exhibit E. Subject to Section 5.2, Parent and Sub shall be entitled to place
---------
appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Rule 145 Affiliate Agreements.

     5.13 Exemption from Federal Registration; California Blue Sky.  The parties
          --------------------------------------------------------
expect that the Parent Common Stock to be issued in connection with the Merger will be issued, and they will use commercially reasonable efforts to cause the Parent Common Stock to be issued, in a transaction exempt from registration under the Securities Act by reason of Section 3(a)(10) thereof, and the Parent Common Stock and the assumption of the Company Options hereunder to be qualified under the California Securities Act, pursuant to Section 25121 thereof, after the Fairness Hearing has been held pursuant to the authority granted by Section 25142 of such California Securities Act (the "California Fairness Hearing"). In the event that (i) the exemption from registration by reason of Section 3(a)(10) is not available, or (ii) California's Department of Corporations does not deem this Merger fair to the Company's shareholders within 69 days of the date of this Agreement, Parent will, subject to satisfaction or waiver of the closing conditions set forth in Article VI below (the "Private Placement Exemption"), issue the Parent Common Stock issued in connection with the Merger pursuant to a private placement transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof, provided that the Company and the Principal Stockholders shall take all actions necessary within their legal power to ensure compliance with the Private Placement Exemption, including without limitation the delivery of executed stockholder Investment Representation Statements. If the Parent issues stock pursuant to the Private Placement Exemption, Parent will file with the SEC a registration statement on Form S-1 no later than February 15, 2001 and will use commercially reasonable efforts to cause such registration statement to become effective, covering the resale of the shares of Parent Common Stock issued to the Stockholders in connection with the Merger.

     5.14 Company Options; Commission Filing.  Parent shall take all corporate
          ----------------------------------
action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Assumed Options. Within sixty (60) days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Parent Common Stock subject to the Assumed Options and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as the Company Options remain outstanding.

     5.15 Nasdaq National Market.  Parent shall use commercially reasonable
          ----------------------
efforts to ensure that, at the Effective Time, the shares of Parent Common Stock to be delivered to the Company Stockholders pursuant to this Agreement shall have been accepted for listing on the Nasdaq National Market, subject to notice of issuance.

     5.16 Termination of 401(k) Plan.  At Parent's request, the Company shall
          --------------------------
cause its 401(k) plan to terminate prior to the Closing Date by taking such actions as Parent determines to be reasonably necessary or appropriate.

     5.17 Employee Benefits.  Parent shall use its commercially reasonable
          -----------------
efforts to ensure that employees of the Company who continue in service with the Parent or the Surviving Corporation following the Effective Time shall be eligible to receive benefits and, if applicable, incentive packages, consistent with Parent's standard human resources policies and Parent's other similarly situated employees, respectively.

     5.18 Employment Offers.  The Company shall use commercially reasonable
          -----------------
efforts to encourage each of its employees to accept the offer of employment made by Parent, including without limitation executing and delivering Parent's standard confidentiality, proprietary information and assignment of inventions agreement subject to the Closing. The Company's five founders, Basant Khaitan, Shankar Narayan, C. S. Mohan, N.M. Kumar, and Venkat Krishna R., and at least eighty percent (80%) of the Company's (including any Company subsidiary) technical employees shall enter into definitive employment agreements with Parent.

     5.19 Stockholder List.  As of a date which is two days prior to the Closing
          ----------------
Date, the Company shall provide Parent and its counsel with a statement certified by the Chief Executive Officer of the Company setting forth any changes which would have been required to be set forth on Schedules 2.2(a) and
                                                          ----------------
2.2(b) as if such had been made and delivered as of the Closing Date (the
------
"Updated Capitalization Certificate").

     5.20 Private Resale.  Prior to the effectiveness of any registration of
          --------------
the shares of Parent Common Stock received as Merger consideration, Parent will provide reasonable assistance to the

Stockholders to effect private resales of the Parent Common Stock, provided that the Stockholder in each such case shall deliver to Parent satisfactory written evidence, which may at Parent's reasonable discretion include an opinion of legal counsel in form and substance reasonably satisfactory to Parent, to the effect that the shares are to be sold in compliance with Rule 144 and Rule 145 promulgated under the Securities Act.

     5.21 Non-Competition Agreement.  The Company shall use commercially
          -------------------------
reasonable efforts to cause each of Basant Khaitan, Shankar Narayan, C. S. Mohan, N.M. Kumar, and Venkat Krishna R. to execute and deliver to Parent a Noncompetition Agreement and Non-Solicitation Agreement in the form attached hereto as Exhibit B.
          ---------

     5.22 No Solicitation by Parent.  Until one (1) year following the date of
          -------------------------
termination of this Agreement pursuant to the provisions of Section 8.1 hereof neither Parent nor Sub shall (nor shall the Parent or Sub permit, to the extent legally possible, any of the Parent's or Sub's officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly solicit, induce, recruit any employee of the Company for employment with Parent, Sub, or any affiliate of either of them.

     5.23 Approval of the Plan.  Holders of a majority of the Company's capital
          --------------------
stock shall have approved the Plan.

     5.24 Directors' and Officers' Insurance.  Parent and Sub shall not cancel
          ----------------------------------
any policy providing directors' and officers' insurance or tail coverage protecting the incumbent directors and officers of the Company prior to the expiration of one (1) year following the Closing.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  Stockholder Approval.  This Agreement and the Merger shall be
               --------------------
approved and adopted by the Stockholders of Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

          (b)  No Order.  No Governmental Entity shall have enacted, issued,
               --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

          (d)  Nasdaq National Market Listing.  The shares of Parent Common
               ------------------------------
Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

          (e)  Tax Opinions.  The Company and Parent shall each have received
               ------------
written opinions from their respective counsel, Pillsbury, Madison & Sutro and Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (f)  Certificate of Merger.  The Certificate of Merger shall have been
               ---------------------
filed with, and accepted by, the Secretary of State of the State of Delaware.

          (g)  Initial Public Offering Lock-Up.  The various existing initial
               -------------------------------
public offering agreements (the "IPO Lock-Up") between the several stockholders of Parent and Credit Suisse First Boston and between Parent and Credit Suisse First Boston, among others, shall have expired or Credit Suisse First Boston shall have waived the restrictions on said stockholders of Parent from disposing of shares and waived the restrictions on Parent from issuing new shares of Parent Common Stock subject to the IPO Lock-Up.

     6.2  Conditions to the Obligations of Parent and Sub.    The obligation of
          -----------------------------------------------
Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
representations and warranties of the Company and the Indian Subsidiary in this Agreement (other than the representations and warranties of the Company and the Indian Subsidiary as of a specified date, which will be true and correct as of such date) shall be true and correct in all material respects (except for representations and warranties qualified by materiality which shall be correct in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and (ii) each of the Company, the Indian Subsidiary and the Principal Stockholders shall have performed and complied with all covenants and obligations under this Agreement and Dhimant Bhayani shall have performed and complied with all covenants and obligations within the Director Agreement of even date herewith, between Centillium Communications, Inc. and Dhimant Bhayani, required to be performed and complied with by such parties as of the Effective Time.

          (b)  Third Party Consents.  Parent shall have been furnished with
               --------------------
evidence satisfactory to it that the Company has obtained all consents, waivers, approvals, and assignments listed in Schedule 6.2(b).
                                     ---------------

          (c)  No Material Adverse Change.  There shall not have occurred any
               --------------------------
event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

          (d)  Noncompetition Agreements.  Each of the individuals named in
               -------------------------
Section 5.21 shall have executed and delivered to Parent a Noncompetition Agreement and Non-Solicitation Agreement in the form attached as Exhibit B, and
                                                                 ---------
all of such Noncompetition and Non-Solicitation Agreements shall be in full force and effect for the terms specified in Exhibit B.
                                            ---------

          (e)  Company Stockholder Approval.  As of the date of this Agreement,
               ----------------------------
Stockholders holding at least a majority of each class of the Company Capital Stock, which such Stockholders are as set forth on Schedule 6.2(b) and which
                                                   ---------------
include the vote required under Section 2.2(a) above, shall have agreed to approve this Agreement, the Merger and the transactions contemplated thereby and the Company Voting Agreements shall be in full force and effect. Stockholders holding no more than 10% of the Company Capital Stock shall have exercised or given notice of their intent to exercise appraisal rights in accordance with Delaware Law.

          (f)  Company Legal Opinion. Parent shall have received a legal opinion
               ---------------------
from Pillsbury, Madison & Sutro, legal counsel to the Company, substantially in the form attached as Exhibit F.
                     ---------

          (g)  Termination of 401(k) Plan.  Parent shall have received from the
               --------------------------
Company evidence that the Company's 401(k) plan has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of two days preceding the Closing Date.

          (h)  Certificates of the Company and of the Principal Stockholders.
               -------------------------------------------------------------
Parent shall have received a certificate, validly executed by the Chief Executive Officer of the Company for and on its behalf, to the effect that, as of the Closing:

               (i) all representations and warranties made by the Company in this Agreement (other than the representations and warranties of the Company as of a specified date, which will be true and correct as of such date) were true and correct in all material respects (except for representations and warranties qualified by materiality which shall be correct in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time;

               (ii) all covenants and obligations under this Agreement to be performed by the Company on or before the Closing have been so performed in all material respects; and

               (iii) the conditions to the obligations of the Company and the Principal Stockholders set forth in this Section 6.3 have been satisfied (unless otherwise waived in accordance with the terms hereof).

     In addition, Parent shall have received a certificate of each Principal Stockholder that the Principal Stockholder has performed in all material respects all covenants and obligations under this Agreement to be performed by him on or prior to the Closing.

          (i)  Certificate of Secretary of Company.  Parent shall have received
               -----------------------------------
a certificate, validly executed by the Secretary of the Company, certifying as to (i) the correct form and effectiveness of the Certificate of Incorporation and the Bylaws of the Company, each as amended to date, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the Stockholders approving this Agreement and the consummation of the transactions contemplated hereby.

          (j)  Certificate of Good Standing.  Parent shall have received
               ----------------------------
certificates of good standing of the Company from the Secretaries of State of the States of Delaware and California, dated within a reasonable period prior to the Closing.

          (k)  FIRPTA Certificate.  Parent shall have received a copy of the
               ------------------
FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

          (l)  Rule 145 Affiliate Agreements.  Each of the persons listed on
               -----------------------------
Schedule 5.12 shall have executed a Rule 145 Affiliate Agreement substantially
-------------
in the form attached as Exhibit E and such Affiliates Agreements shall be in
                        ---------
full force and effect.

          (m)  Continued Employment.  The employees of Company, representing
               --------------------
at least eighty percent (80%) of the Company's technical employees (and those of the Indian Subsidiary), listed on Schedule 6.2(m) of the Disclosure Schedule
                                  ---------------
shall have accepted Parent's offers of employment and executed and delivered Parent's standard confidentiality, proprietary information and assignment of inventions agreement.

          (n)  Third Party Expenses; Stockholder List.  Pursuant to Sections
               --------------------------------------
5.5 and 5.19 above, Parent shall have received from the Chief Executive Officer and/or the Chief Financial or Accounting Officer of the Company, respectively, the Third Party Expenses Certificate and Updated Capitalization Certificate.

          (o)  Approval of Plan.  The Company's stockholders shall have approved
               ----------------
and adopted the Plan by the requisite vote under applicable law prior to the Closing Date.

     6.3  Conditions to Obligations of the Company and the Principal
          ----------------------------------------------------------
Stockholders.  The obligations of the Company, the Indian Subsidiary and the
------------
Principal Stockholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     (a) Representations, Warranties and Covenants.  (i) The representations and
         -----------------------------------------
warranties of Parent and Sub in this Agreement (other than the representations and warranties of Parent as of a specified date, which will be true and correct as of such date) shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time, and each of Parent and Sub shall have performed and complied with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

     (b) Certificate of Parent.  The Company shall have received a certificate
         ---------------------
executed on behalf of Parent by the Chief Executive Officer to the effect that, as of the Closing:

          (i) all representations and warranties made by the Parent and Sub in this Agreement (other than the representations and warranties of Parent as of a specified date, which will be true and correct as of such date) are true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time;

          (ii) all covenants and obligations under this Agreement to be performed by Parent and Sub on or before the Closing have been so performed in all material respects; and

          (iii) the conditions to the obligations of the Company and the Principal Stockholders set forth in this Section 6.3 have been satisfied (unless otherwise waived in accordance with the terms hereof).

     (c)  Parent Legal Opinion.  The Company shall have received a legal opinion
          --------------------
from Wilson Sonsini Goodrich & Rosati, legal counsel to Parent, substantially in the form attached as Exhibit G.
                     ---------

                                  ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

  7.1     Survival of Representations, Warranties and Covenants.  The
          -----------------------------------------------------
representations and warranties of the Company contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the 12-month anniversary of the Closing Date (the "Termination Date"). The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Effective Time.

  7.2     Recovery For Losses.
          -------------------

          (a)  Indemnification.
               ---------------

                (i) The Company and the Escrow Stockholders agree to jointly and severally indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors or affiliates (including the Surviving Corporation) (collectively, the "Indemnified Parties") directly or indirectly as a result of (A) any inaccuracy or breach of a representation or warranty of the Company, the Director or any Principal Stockholder contained in this Agreement, the Director Agreement of even date herewith, between Parent and Dhimant Bhayani, or in any certificate, instrument or other document delivered by Company, the Director or any Principal Stockholder pursuant to the terms of this Agreement, (B) any failure by the Company, the Indian Subsidiary or the Principal Stockholders to perform or comply with any covenant contained herein, or (C) any Dissenting Shares. Nothing herein shall limit the liability of the Parent, the Company or any of the Principal Stockholders for any breach of any representation, warranty or covenant if the Merger does not close, subject to
Section 8.5(f). The Escrow Stockholders shall not have any right of contribution from the Company or Parent with respect to any Loss pursuant to this Article VII.

                (ii) In the event the Company, the Indian Subsidiary or the Principal Stockholders shall have any liability for indemnification or otherwise (including without limitation, for breach of covenants or otherwise at law or equity) to Parent or Sub under this Agreement, the sole satisfaction of such liability shall be from the Escrow Fund, provided however, that nothing in this Agreement shall limit the liability in amount, indemnification period, or otherwise (i) of Company, the Indian Subsidiary or the Principal Stockholders with respect to fraud or criminal activity or (ii) of any Principal Stockholder each with respect to its own fraud, intentional misrepresentation or criminal activity or in connection with any breach by the Principal Stockholder of any representation or covenant of the Principal Stockholder under any of the agreements which are exhibits hereto or any agreement, certificate or document delivered by the Principal Stockholder (excluding those entered into as an authorized and qualified representative on behalf of the Company) in connection with the Merger and the transactions contemplated thereby to which the Principal Stockholder is a party or otherwise bound.

      (b)   Escrow Fund.  As security for the indemnity provided for in Section
            -----------
7.2(a) above and by virtue of this Agreement and the Certificate of Merger, the Company and the Escrow Stockholders will be deemed to have received (subject to the conditions of this Section 7.2) and deposited with the Escrow Agent the Escrow Amount (plus any additional shares as may be issued in respect of any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Amount) without any act of the Company or the Escrow Stockholders. The Escrow Amount shall be available to compensate the Indemnified Parties for any claims by such Parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this Article VII. As promptly as practicable after the Effective Time, the Escrow Amount, without any act of the Escrow Stockholders, will be deposited with Imperial Bank, as Escrow Agent (or other institution acceptable to Parent and the Stockholder Representative (as defined in Section 7.2(h) below and the preamble above)), such deposit of the Escrow Amount to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. Notwithstanding any provision of this Agreement to the contrary (except as set forth in Section 5.5 and 7.2(m)), after the Effective Time, no Indemnified Party shall be entitled to indemnification or to obtain any proceeds from the Escrow Fund or to otherwise recover any amount unless and until one or more Officer's Certificate (as defined in Section 7.2(e) below) identifying Losses in excess of $100,000 in the aggregate (the "Basket Amount") has or have been delivered to the Escrow Agent as provided in Section 7.2(e) below, in which case, subject to subsections (f) and (g) of this Section 7.2, an Indemnified Party shall be entitled to recover all Losses including the Basket Amount; provided, however, legal fees incurred by the Stockholder Representative to the extent set forth in Section 7.2(h)(ii) and indemnity claims of the stockholder Representative thereunder, as provided in Section 7.2(m), and any amounts required to be paid by the Parent or the Surviving Corporation holders of Company Capital Stock with respect to Dissenting Shares, shall not be subject to such Basket Amount.

     (c)  Escrow Period; Distribution upon Termination of Escrow Period. Subject
          -------------------------------------------------------------
to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., P.D.T., on the day prior to the 12-month anniversary of the Closing Date (the "Escrow Period"), at which time the Escrow Agent shall distribute the Escrow Fund to the Escrow Stockholders; provided, however, that the Escrow Period shall not terminate with respect to, and the Escrow Agent shall retain in the Escrow Fund, any amount which, in the reasonable judgment of Parent is necessary to satisfy any then pending and unsatisfied claims specified in any Officer's Certificate (as defined in Section 7.2(e)(i) delivered to the Escrow Agent (and to the Stockholder Representative pursuant to Section 7.2(f)) prior to 12-month anniversary of the Closing Date the with respect to facts and circumstances existing prior to the 12-month anniversary of the Closing Date. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Escrow Stockholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims. Deliveries of Escrow Amounts to the Escrow Stockholders pursuant to this Section 7.2(c) shall be made in proportion to their respective original contributions to the Escrow Fund as determined pursuant to Section 1.9(b).

     (d)  Protection of Escrow Fund; Distribution of Interest from Escrow Fund.
          --------------------------------------------------------------------

           (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof and of the Escrow Agreement.

          (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

          (iii) Each Escrow Stockholder shall have voting rights and the right to distributions of dividends with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Escrow Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock), as determined pursuant to Section 1.9(b).

     (e)  Claims Upon Escrow Fund.
          -----------------------

          (i) Upon receipt by the Escrow Agent at any time on or before the before the last date of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that an Indemnified Party has paid, sustained or properly accrued or reasonably anticipates that it will have to pay, sustain or accrue Losses in a stated amount, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or other indemnity to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(f) and Section 7.2(g) below, deliver to the Indemnified Party out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses. Shares of the Escrow Stockholders contributed to the Escrow Fund in accordance with Section 1.9(b) shall be delivered to Parent out of the Escrow Fund pro rata based on each Escrow Stockholder's contribution to the Escrow Fund.

          (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to an Indemnified Party out of the Escrow Fund pursuant to this Article VII, the shares of Parent Common Stock shall be valued at the Transaction Stock Price.

     (f)  Objections to Claims.  At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative and for a period of 30 days after such delivery, the Escrow Agent shall make no delivery to any Indemnified Party of any Escrow Amounts pursuant to Section 7.2(e)(i) or any other provision hereof. After the expiration of such 30-day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(e) hereof, provided that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 30-day period.

     (g)  Resolution of Conflicts; Arbitration.
          ------------------------------------

          (i) In case the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate within 30 days after delivery of such Certificate, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent. The Escrow Agent shall be entitled to rely on such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

          (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Stockholder Representative may after ten (10) business days demand arbitration of the matter; provided, however, that if the amount of the Loss at issue is the subject of pending litigation with a third party, arbitration shall not be commenced until (A) such amount is ascertained or (B) both parties agree to arbitration. In either such event the matter shall be settled by binding arbitration in San Jose, California under the American Arbitration Association (the "AAA") International Arbitration Rules and Supplemental Procedures for Large Complex Disputes. A single, neutral arbitrator (the "Arbitrator") shall be appointed by the AAA within ten (10) days after the demand is submitted for arbitration. The parties shall have seven (7) days to object in writing to the appointment of the Arbitrator, the sole basis for objection being an actual conflict of interest. The AAA, in its sole discretion, shall determine within seven (7) days the validity of any objection to the appointment of the Arbitrator based on an actual conflict of interest. The parties shall use their commercially reasonable efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including but not limited to, providing such documents and making available such of their personnel as the Arbitrator may request, so that the Arbitrator's decision on the matter may be timely. The Arbitrator shall have the power to decide all questions of arbitrability. The Arbitrator shall render a decision on the matter within fifty (50) days after being appointed to serve as Arbitrator, unless the parties otherwise agree in writing or the Arbitrator makes a finding that the party has carried the burden of showing good cause for a longer period. The parties to the arbitration may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without any abridgement of the powers of the Arbitrator, but shall not otherwise have the right to remove the proceeding to a court of law or equity or supersede the arbitration by a judicial proceeding except by mutual consent. The parties hereto agree that, any provision of applicable law notwithstanding, they will not request and the Arbitrator shall have no authority to award punitive or exemplary damages against any party. Judgment on the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The Escrow Agent shall be entitled to act in accordance with such judgment and make or withhold payments out of the Escrow Fund in accordance therewith. The Arbitrator may award to the prevailing party, if any, as determined by the Arbitrator, all of its reasonable costs and fees, including without limitation AAA administrative fees, Arbitrator fees and attorney's fees.

     (h)  Stockholder Representative of the Stockholders; Power of Attorney.
          -----------------------------------------------------------------

          (i) In the event that the Merger is approved, effective upon such vote, and without the further act of any Stockholder, Tushar Dave shall be appointed as agent and attorney-in-fact for each Stockholder (except such Stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law), for and on behalf of the Stockholders, to give and receive notices and communications, to authorize delivery to an Indemnified Party of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by an Indemnified Party, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Stockholder Representative for the accomplishment of the foregoing. The Stockholder Representative shall have the right to resign and such agency may be changed by the Stockholders from time to time upon not less than 30 days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a majority in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Representative may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for his or her services, except as shall be approved by the majority in interest of the Escrow Stockholders pursuant to Section 7.2(m), from amounts distributed from the Escrow Fund thereunder. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Stockholders.

          (ii) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholder Representative shall have the right to retain and consult legal counsel and any act done or omitted by the Stockholder Representative pursuant to the advice of counsel shall be deemed in good faith and reasonable judgment. The Escrow Stockholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify from the Escrow Fund as provided in Section 7.2(m) the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative not to exceed an aggregate of 1/21 of the Escrow Amount.

     (i)  Actions of the Stockholder Representative.  A decision, act, consent
          -----------------------------------------
or instruction of the Stockholder Representative authorized hereunder, including but not limited to an extension or waiver of this Agreement pursuant to Section
8.4 hereof, shall constitute a decision of all the Stockholders and shall be final, binding and conclusive upon each such Stockholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and Parent (and any Indemnified Party) are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

     (j)  Third-Party Claims.  In the event Parent becomes aware of a third
          ------------------
party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative, as representative for the Escrow Stockholders, shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the written consent of the Stockholder Representative, no settlement of any such claim with third party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Stockholder Representative has consented to any such settlement, neither the Stockholder Representative nor any of the Escrow Stockholders shall have the power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

     (k)  Escrow Agent's Duties.
          ---------------------

          (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions consistent with this Agreement which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's good faith discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than arising out of its negligence or willful misconduct.

          (viii) The Escrow Agent may resign at any time upon giving at least 30 days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Stockholder Representative shall use their commercially reasonable efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The former Escrow Agent thereupon shall be discharged from any further duties and liability under this Agreement.

          (l)  Fees.  All fees of the Escrow Agent for performance of its duties
               ----
hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.

          (m)  Stockholder Representative Fees.  At the written request of the
               -------------------------------
Stockholder Representative, the Escrow Agent shall as promptly as practicable, deliver to the Stockholder Representative, in his capacity as such, out of the Escrow Fund, subject to the maximum aggregate amount of 1/21th of the Escrow Amount, shares of Parent Common Stock held in the Escrow Fund in an amount equal to the amount requested by the Stockholder Representative. The Stockholder Representative shall deliver his written request to the Escrow Agent, with a copy to Parent. The amount of such distribution shall not be subject to the Basket Amount. At the request of the Stockholder Representative, Parent shall facilitate and shall cause its transfer agent to facilitate the sale of the shares so distributed in a broker's transaction at the market and shall allow the proceeds thereof, net of costs of sale, to be delivered to the Stockholder Representative. The Stockholder Representative shall hold the shares or proceeds thereof so distributed in trust for distribution to the Escrow Stockholders pro rata or for payment of applicable costs, fees or expenses at such time as the Stockholder's Representative shall deem appropriate or as determined by vote of the majority in interest of the Escrow Stockholders.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  Except as provided in Section 8.2 hereof, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)  by mutual agreement of the Company and Parent;

          (b) except as set forth in Section 8.1(e) below, by Parent or the Company if: (i) the Effective Time has not occurred by the date which is 84 days from the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Effective Time by any Governmental Entity that would make consummation of the Merger illegal;

     (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of the Company; (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent or (iii) compel Parent to dispose or hold separate all or a portion of the business or assets of Parent;

     (d) by Parent, if it is not in material breach of its obligations under this Agreement, upon a breach of any representation, warranty, covenant or agreement of the Company, the Indian Subsidiary or any of the Principal Stockholders, as applicable, contained in this Agreement such that the conditions set forth in Section 6.2 would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company or the applicable Principal Stockholder; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

     (e)  by Parent, under the following conditions:

          If, on the date (the "Test Date") on which counsel for Parent and counsel for the Company shall concur that the parties are otherwise prepared to proceed with the Closing, the average of the closing prices on the Nasdaq National Market of the Parent Common Stock for the preceding twenty (20) trading days, as published at www. nasdaq.com, shall be less than $46.00 per share, then, notwithstanding Section 1.2, the Closing will take place 5 calendar days subsequent to the Test Date unless such date shall be a Saturday, Sunday, or holiday in which case the Closing shall be the next business day following such date provided that Parent shall have the right, by written notice delivered in person or by facsimile to an executive officer of the Company, at any time prior to 4:00 p.m. (Pacific Time) on the fourth (4/th/) calendar day subsequent to the Test Date, to declare its intent to terminate this Agreement. This Agreement automatically shall terminate at 6:00 a.m. (Pacific Time) on the Closing if the aforesaid notice is so delivered, provided that the Agreement shall not terminate, and the parties shall remain obligated as otherwise provided in this Agreement with respect to proceeding with the Closing Date, as prescribed in this Section 8.1(e), if on that date either (i) the Closing Price (as determined under Section 1.6(c)(iv) hereof) shall be at least $46.00 per share, in which case the Transaction Stock Price shall be determined as provided in Section 1.6(c)(iii), or (ii) the Company shall have given written notice, delivered in person or by facsimile to an executive officer of Parent, prior to 6:00 a.m. on the Closing Date (as defined in this Section 8.1(e)), of its intention to proceed with the Closing, provided that in this case (ii), the

Transaction Stock Price shall be $51.11, notwithstanding that the Closing Stock Price as determined under Section 1.6(c)(iv) otherwise would be below $46.00.

          (f) by the Company, if neither the Company, the Indian Subsidiary nor any of the Principal Stockholders are in material breach of their respective obligations under this Agreement, upon a breach of any representation, warranty, covenant or agreement of Parent or Sub contained in this Agreement such that the conditions set forth in Section 6.3 would not be satisfied and such breach has not been cured within ten calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Company or the Principal Stockholders, or their respective officers, directors or stockholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.4, 5.5, 5.6 and 5.22 hereof, Article IX hereof and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment.  This Agreement may be amended by the parties at any time
          ---------
by execution of an instrument in writing signed on behalf of each of the parties hereto. For purposes of this Section 8.3, any amendment of this Agreement approved by Stockholders holding a majority in interest of the Company Capital Stock or the shares of Parent Common Stock comprising the Escrow Fund shall be binding upon and effective against the Stockholders (including the Principal Stockholders) whether or not they have signed such amendment.

     8.4  Extension; Waiver.  At any time prior to the Effective Time, Parent
          -----------------
and Sub, on the one hand, and the Company and the Stockholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, any extension or waiver signed by the Stockholder Representative shall be binding upon and effective against all Stockholders (including the Principal Stockholders) whether or not they have signed such extension or waiver.

     8.5  Parent Investment in Company Upon Certain Termination Events.
          ------------------------------------------------------------

          (a) Subject to the provisions of this Section 8.5(c), upon termination by Parent of this Agreement pursuant to either Section 8.1(b), (c)
(d) or (e), Parent will immediately invest $1,000,000 in the Company (the "Parent Investment") pursuant to a convertible promissory note and a warrant, which shall be on substantially the same terms as the ICICI Notes or, if there are no ICICI Notes, then such convertible promissory note and warrant shall have the principal terms set forth on Exhibit H (the "Convertible Note and Warrant")
                                 ---------
and shall be subject to documentation and other terms and conditions reasonably satisfactory to Parent (subject to Section 8.5(c)(vi) and Section 8.5(d) below).

          (b) Within ten (10) days following the date of this Agreement, funds for the Parent Investment (the "Investment Escrow Amount"), shall be deposited with Imperial Bank, as the Investment Escrow Agent (or other institution acceptable to Parent and Stockholder Representative), such deposit of the Investment Escrow Amount to constitute an escrow fund (the "Investment Escrow Fund") to be governed by terms set forth in Section 8.5(d).

          (c) The Investment Escrow Amount shall be released to the Company from the Investment Escrow Fund immediately upon the satisfaction of all of the following conditions:

               (i) The Parent shall have terminated this Agreement pursuant to either Section 8.1(b), (c) (d) or (e).

               (ii) There shall not have occurred any violation of the provisions set forth in Section 4.2 of this Agreement or Section 1 of the Director Agreement, dated even date herewith, between Dhimant Bhayani and Parent.

               (iii) There shall not have occurred any fraud, intentional misrepresentation or criminal activity on behalf of the Company, the Indian Subsidiary, the Director or the Principal Stockholders.

               (iv) The Company, the Indian Subsidiary, the Director and the Principal Stockholders shall not have solicited the consent of the Stockholders to the Merger by providing an untrue statement of a material fact or an omission of a material fact to the Stockholders.

               (v) More than fifty percent (50%) of the Company's and the Indian Subsidiary's technical employees and more than fifty percent (50%) of the Company's five founders shall remain employees of the Company.

               (vi) The Company shall have executed and delivered, against delivery to the Company of the Investment Escrow Amount, the Convertible Note and Warrant on terms that are reasonably acceptable to Parent (provided that the terms of the ICICI Notes pursuant to Section 4.1(k) shall be deemed accepted by Parent unless vetoed as provided therein), and such Convertible Note and Warrant shall be in full force and effect.

          (d) If the representations and warranties of the Company, the Indian Subsidiary, the Director and the Principal Stockholders in this Agreement (other than the representations and warranties as of a specified date, which must be true and correct as of such date) shall fail to be true and correct in all material respects (except for representations and warranties qualified by materiality which shall be correct in all respects) on and as of the date of release of the Investment Escrow Fund as though such representations and warranties were made on and as of the date of release of the Investment Fund, then the Convertible Note and Warrant delivered in consideration of the Parent Investment shall provide for a conversion discount (in the case of the note) and the exercise price (in the case of the warrant) that is thirty percent (30%) more favorable to Parent than to the corresponding terms in the ICICI Notes and accompanying warrants or Exhibit H, as the case may be.
                         ---------

     If any of the conditions contained in Sections 6.1 and 6.2 are not satisfied, then the Convertible Note and Warrant delivered in consideration of the Parent Investment shall provide for a conversion discount (in the case of the note) and the exercise price (in the case of the warrant) that is thirty percent (30%) more favorable to Parent than to the corresponding terms in the ICICI Notes and accompanying warrants or Exhibit H as the case may be.
                                         ---------

          (e) If upon termination of the Agreement, the Investment Escrow Fund is not released to the Company due to failure of the requisite conditions provided in Section 8.5(c), then the Escrow Fund shall be immediately released
                                                                      --------
to Parent. In addition, the Escrow Fund shall be released to the Parent on the
   ------
Effective Time. The Investment Escrow Fund shall terminate following release of the Fund to the Company or the Parent as the case may be.

          (f) In the event that the Parent Investment is made in the Company pursuant to this Section 8.5, such investment shall constitute liquidated damages and the Parent shall have no further liability to the Company or any of its stockholders, and the Company, the Indian Subsidiary and the Principal Stockholders shall be released from all liability to Parent and Sub, in each case under this Agreement except with respect to the surviving provisions hereof as provided in Section 8.2.

          (g) All interest accrued on the Investment Escrow Amount shall be paid by the Investment Escrow Agent to the Parent upon release of the Investment Escrow Fund.

          (h) The Investment Escrow Agent shall hold and safeguard the Investment Escrow Fund, shall treat such fund as a trust in accordance with the terms of this Section 8.5 and not as the property of Parent and shall hold and dispose of the Investment Escrow Fund only in accordance with the terms of this
Section 8.5 and of the Investment Escrow Agreement, which shall be executed within ten (10) days of the date of this Agreement.

          (i) All fees of the Investment Escrow Agent for the performance of the duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Investment Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the

Investment Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Investment Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Investment Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Investment Escrow Fund or its subject matter, the Investment Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.

          (j)  Investment Escrow Agent's Duties.
               --------------------------------

               (i) The Investment Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions consistent with this Agreement which the Investment Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Investment Escrow Agent shall not be liable for any act done or omitted hereunder as Investment Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Investment Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Investment Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Investment Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Investment Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Investment Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Investment Escrow Agent.

               (v) In performing any duties under the Agreement, the Investment Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Investment Escrow Agent. The Investment Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or
(B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Investment Escrow Agent shall in good faith believe to be genuine, nor will the Investment Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Investment Escrow Agent may consult with the legal counsel in connection with Investment Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Investment Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Investment Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Investment Escrow Agent may hold all documents and funds of the Parent and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Investment Escrow Agent's discretion, the Investment Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Investment Escrow Agent will not be liable for damage. Furthermore, the Investment Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Investment Escrow Agent is authorized to deposit with the clerk of the court all documents and funds of the Parent held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Investment Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon such action, the Investment Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Investment Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Investment Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than arising out of its negligence or willful misconduct.

               (viii) The Investment Escrow Agent may resign at any time upon giving at least 30 days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Stockholder Representative shall use their commercially reasonable efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Investment Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The former Investment Escrow Agent thereupon shall be discharged from any further duties and liability under this Agreement.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

          (a)  if to Parent or Sub, to:


               Centillium Communications, Inc.
               47211 Lakeview Boulevard
               Fremont, CA 94538
               Attention: Darrel Slack
               Telephone No.: (510) 771-3700
               Facsimile No.: (510) 771-3500

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: Page Mailliard, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

          (b)  if to the Company or the Principal Stockholders, to:

               vEngines, Inc.
               2475 Augustine Dr., 2nd Floor
               Santa Clara, CA 95054
               Attention: Basant Khaitan
               Telephone No.: (408) 450-4333
               Facsimile No.: (408) 450-5329
               with a copy to:

               Pillsbury, Madison & Sutro
               2550 Hanover Street
               Palo Alto, CA 94304
               Attention: Lee Katzman
               Telephone No.: (650) 233-4500
               Facsimile No.: (650) 233-4545

          (c)  if to the Stockholder Representative:


               _______________________________________
               _______________________________________
               Attention: Tushar Dave
               Telephone No.: (___) ___-____
               Facsimile No: (___) ___-____

          (d)  if to the Escrow Agent:

               Imperial Bank
               Special Corporate Financial Services
               275 Battery Street
               San Francisco, CA 94111
               Attention: Lawrence Nelson
               Telephone No. (415) 954-5049
               Facsimile No.: (415) 954-5055

     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment.  This Agreement, the exhibits hereto,
          ----------------------------
the Disclosure Schedule, the Mutual Non-Disclosure Agreement, the Director Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder;

and (iii) shall not be assigned by operation of law or otherwise, except that Parent or Sub may each assign its rights and delegate its obligations hereunder, to the extent the obligations reasonably may be delegated in the context of the transactions contemplated hereby, to its respective affiliates.

     9.5  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances than those with respect to which it is deemed void will be interpreted so as reasonably to effect the intent of the parties hereto within the boundaries of applicable law. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent practicable within applicable law, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies.  Any and all remedies herein expressly conferred upon
          --------------
a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9  Attorneys' Fees.  If any action or other proceeding relating to the
          ---------------
enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, Parent, Sub, the Company, each of the Principal Stockholders and, with respect to Articles VII and IX only, the Stockholder Representative and the Escrow Agent, have caused this Agreement to be signed, all as of the date first written above.

CENTILLIUM COMMUNICATIONS, INC.     EUGENE ACQUISITION CORP.


/s/ Faraj Aalaei                    /s/ Faraj Aalaei
-------------------------------     ------------------------------
Name: Faraj Aalaei                  Name: Faraj Aalaei
Title: Chief Executive Officer      Title: Chief Executive Officer


PRINCIPAL STOCKHOLDERS              vENGINES, INC.



/s/ Basant Khaitan                  /s/ Basant Khaitan
-------------------------------     ------------------------------
Name: Basant Khaitan                Name: Basant Khaitan
                                    Title: President

/s/ Shankar Narayan
-------------------------------
Name: Shankar Narayan



/s/ C.S. Mohan
-------------------------------
Name: C.S. Mohan


_______________________________
Name:


           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                Amendment No. 1

     This Amendment No. 1 (the "Amendment") is entered into as of this 19/th/ day of December 2000. The Amendment is to that certain Agreement and Plan of Reorganization, dated as of October 5, 2000, by and among Centillium Communications, Inc., Eugene Acquisition Corp., vEngines, Inc. and the Principal Stockholders (the "Agreement"). Capitalized terms used in this Amendment without definition have the same meanings specified in the Agreement, unless the context requires otherwise, and section references used in this Amendment refer to Sections of the Agreement.

                                  Background

     A. Section 8.1(e) of the Agreement provides Centillium the right to terminate the Agreement, by notice to vEngines at a prescribed time, if the average of the closing prices of the Parent Common Stock on the Nasdaq National Market have been below $46.00 per share for a specified period. The termination right is subject to a right of vEngines to require Centillium to proceed with the Closing (subject to other closing conditions set forth in the Agreement), upon providing written notice of vEngines' intent to proceed with the Closing upon the understanding that the Transaction Stock Price will be set at $51.11, notwithstanding any calculation to the contrary under Section 1.6(c)(iv).

     B. The parties desire to amend the Agreement to provide that the Transaction Stock Price will be set at $51.11 and that the termination right of Centillium set forth in Section 8.1(e) is deleted and is null and void.

     Therefore, the parties agree to amend the Agreement as follows:

     1. Section 1.6(c)(iii) is amended and restated to read in its entirety as follows: ""The Transaction Stock Price" is $51.11."

     2.   Section 1.6(c)(iv) and (v) are deleted in their entirety.

     3. Parent's termination right under Section 8.1(e) is eliminated and is null and void.

     4. Except as explicitly amended by this Agreement, all other terms and conditions of the Agreement remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

       In Witness Whereof, the parties execute this Amendment as of the date first written above.

                                 CENTILLIUM COMMUNICATIONS, INC.

                                 By:    /s/ Faraj Aalaei
                                    --------------------------------------

                                 Title: Chief Executive Officer
                                       -----------------------------------


vENGINES, INC.                   PRINCIPAL STOCKHOLDERS

By: /s/ Basant Khaitan           /s/ Basant Khaitan
   -------------------           -----------------------------------------
     Basant Khaitan, President
                                 /s/ ShanKar Narayan
                                 -----------------------------------------

                                 /s/ C.S. Mohan
                                 -----------------------------------------

                                 -----------------------------------------

                                   Exhibit A
                                   ---------

                           Company Voting Agreement

                                   Exhibit B
                                   ---------

                           Noncompetition Agreement

                                   Exhibit C
                                   ---------

                             Certificate of Merger

                                   Exhibit D
                                   ---------

             Certificate of Incorporation of Surviving Corporation

                                   Exhibit E
                                   ---------

                         Rule 145 Affiliate Agreement

                                   Exhibit F
                                   ---------

                     Opinion of Pillsbury Madison & Sutro

                                   Exhibit G
                                   ---------

                  Opinion of Wilson Sonsini Goodrich & Rosati

                                   Exhibit H
                                   ---------

                Principal Terms of Convertible Note and Warrant





                                     -11-